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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (form S-8 No. 33-43927) pertaining to the 1985 Stock Option and Award Plan of Transamerica Corporation of our report dated January 23, 1998, with respect to the consolidated financial statements and schedules of Transamerica Corporation included and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


San Francisco, California
August 3, 1998